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                                                                    EXHIBIT 10.3


                                AMENDMENT NO. 1
                          DATED AS OF JANUARY 28, 1997
                                       TO
                              EMPLOYMENT AGREEMENT
                          DATED AS OF OCTOBER 2, 1995


       This Amendment No. 1 to Employment Agreement (this "Amendment"), dated as of January 28, 1997, is by and between INTREPID FOOD HOLDINGS, INC., a Delaware corporation (the "Company"), and William R. Voss ("Executive").

                                    RECITALS

       A. The Company and Executive are parties to that certain Employment Agreement dated as of October 2, 1995 (the "Employment Agreement;" the terms defined in the Employment Agreement are being used herein as defined in the Employment Agreement unless otherwise defined herein).

       B. The Company and Executive desire to amend the Employment Agreement on the terms stated herein to, among other things, eliminate the Company's right to repurchase certain shares of capital stock owned by Executive.

                                   AGREEMENTS

       In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       SECTION 1. Amendments to the Employment Agreement. The Employment Agreement is amended as set forth below.

              1.1 Section 6 of the Employment Agreement is hereby amended to read in its entirety as follows:

              "6.    Repurchase of Securities of Founder Upon Termination of
              Employment.

       (a) If Executive's employment with Company is terminated on or prior to April 15, 1999 (i) for Cause, (ii) voluntarily by Executive (other than for Good Reason pursuant to Section 3.5) or (iii) as a result of the non-renewal of the Term by Executive, any or all of the Management Securities (as hereinafter defined) may be purchased in accordance with the terms of this paragraph (a) at a price of $100.00 per share (as appropriately adjusted for splits and combinations of the Common Stock of the Company after the date hereof). The Company shall have sixty (60) days after such termination in which to purchase all or part of such Management





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Securities.  If there is more than one holder of such Management Securities and less than all of the Management Securities held by such holders are being purchased by Company, the Management Securities being purchased by the Company pursuant to this paragraph shall be purchased (i) first, from Executive, (ii) second, from Permitted Transferees of Executive (as defined in the Common Stock Purchase Agreement), pro rata among such Permitted Transferees according to the number of Management Securities held by each such Permitted Transferee, and
(iii) third, from other holders of Management Securities (other than Founder and Founder's Permitted Transferees), pro rata among such holders according to the number of Management Securities held by each such holder.

       (b) "Management Securities" means, at any time, (i) shares of Common Stock of the Company held at any time by Executive, (ii) shares of Common Stock of the Company that were at one time held by Executive but are then held by a successor or assign of Executive (other than Frontenac VI Limited Partnership, State of Wisconsin Investment Board of any of their affiliates or assigns), and
(iii) securities that were issued as a dividend or other distribution with respect to or in replacement of other Management Securities and are then held by (1) Executive or (2) a successor or assign of Executive (other than Frontenac VI Limited Partnership, State of Wisconsin Investment Board of any of their affiliates or assigns), but for purposes of section 6(a) does not include Excluded Management Securities (as defined below). "Excluded Management Securities" means (i) shares of Common Stock of the Company issued to Executive pursuant to the Common Stock Purchase Agreement or that certain Stock Purchase Agreement, dated as of April 15, 1996, by and among the Company, Executive, Frontenac VI Limited Partnership and the State of Wisconsin Investment Board (the "1996 Stock Purchase Agreement") (whether held by Executive or any other person or entity) and (ii) securities that are issued as a dividend or other distribution with respect to or in replacement of the shares issued pursuant to the Common Stock Purchase Agreement or the 1996 Stock Purchase Agreement.

       (c) The repurchase right of the Company pursuant to Section 6(a) shall terminate upon the consummation of a public offering of shares of Common Stock of the Company pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, but only if all or a portion of the proceeds thereof are used to redeem in cash all shares of preferred stock of the Company then outstanding.

       (d) If Executive's employment with Company is terminated by Company without Cause, Executive shall have the right, for a period of sixty (60) days following such termination, to require the Company to purchase all or part of the Management Securities at a price of $100.00 per share (as appropriately adjusted for splits and combinations of the Common Stock after the date hereof). The resale right of Executive pursuant to this Section 6(d) shall terminate upon the consummation of a public offering of shares of Common Stock of the Company pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.





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       (e)    So long as the provisions of this Section 6 apply with respect to
Management Securities, the following legend (or a legend to substantially the following effect) will be affixed to all certificates evidencing Management Securities subject to repurchase by the Company:

              "The securities evidenced by this certificate are subject to certain repurchase rights in favor of the issuer hereof set forth in that certain Employment Agreement between the Company and William R. Voss, a copy of which is on file with the Secretary of the issuer".

       At Executive's request and upon surrender by Executive to the Company of any certificate or certificates evidencing Excluded Management Securities, the Company will remove the above-referenced legend from such certificate or certificates and reissue such certificate or certificates without such legend to Executive.

       (f) If Executive is required to pay any income taxes arising directly as a result of the compensation deemed received by Executive due to the termination hereunder of the Company's repurchase rights with respect to the Excluded Management Securities, the Company shall be obligated to pay to Executive a bonus equal to the lesser of (a) the sum of (i) the income taxes payable by Executive attributable to such termination of repurchase rights plus
(ii) the federal, state and local income taxes payable by Executive attributable to the receipt of such bonus and (b) the amount by with the federal, state and local income taxes payable by the Company are reduced as a result of the tax deduction utilized by the Company (i) pursuant to section 83(h) of the Internal Revenue Code of 1986, as amended (the "Code"), attributable to the termination of such repurchase rights and (ii) pursuant to section 162 of the Code attributable to the payment of such bonus. A portion of the bonus to which Executive is entitled pursuant to this Section 6(f) shall be paid at such time or times as the Company is required to withhold income taxes with respect to either the compensation deemed received by Executive upon termination of the Company's repurchase rights with respect to the Excluded Management Securities or the bonus, in an amount sufficient to fund payment of such withholding taxes. Any remaining portion of the bonus shall be paid not later than December 31, 1997. The taxes payable by Executive and the reduction in taxes payable by the Company as described in this Section 6(f) shall be reasonably determined by the parties not later than December 31, 1997.

       SECTION 2.           REFERENCE TO AND EFFECT ON THE EMPLOYMENT
AGREEMENT.

       2.1 Each reference in the Employment Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Employment Agreement as amended hereby, and each reference to the Employment Agreement in any other document, instrument or agreement shall mean and be a reference to the Employment Agreement as amended hereby.

       2.2 Except as specifically amended above, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.





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       SECTION 3.           EXECUTION IN COUNTERPARTS.  This Amendment may be
executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

       SECTION 4.           HEADINGS.      Section headings in this Amendment
are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                                  INTREPID FOOD HOLDINGS, INC.


                                                  By:    /S/ William R. Voss
                                                       -------------------------
                                                  Its:   President
                                                       -------------------------


                                                    /S/ William R. Voss
                                                  ------------------------------
                                                  William R. Voss





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